Exhibit 99.2
Consolidated Report to the Financial Community
Second Quarter 2013

(Released August 6, 2013)         (Unaudited)

HIGHLIGHTS	After-Tax EPS Variance Analysis	2nd Qtr.
	2Q 2012 Basic EPS - GAAP	$0.45
• Normalized non-GAAP* earnings, excluding special items, were $0.59 per basic share for the second quarter of 2013, compared with second quarter 2012 normalized non-GAAP earnings of $0.60 per basic share. GAAP results for the second quarter of 2013 were losses of $0.39 per basic share, compared with second quarter 2012 earnings of $0.45 per basic share.	Special Items - 2012	0.15
	2Q 2012 Normalized Basic EPS - Non-GAAP*	$0.60
	Distribution Deliveries	0.02
	CES Commodity Margin	(0.03)
	O&M Expenses	0.06
	Depreciation	(0.03)
	General Taxes	(0.02)
	Effective Income Tax Rate	(0.02)
	Other	0.01
	2Q 2013 Normalized Basic EPS - Non-GAAP*	$0.59
	Special Items - 2013	(0.98)
	2Q 2013 Basic EPS - GAAP	$(0.39)

2Q 2013 Results vs 2Q 2012

•
Distribution Deliveries - Total electric distribution deliveries decreased by 325,000 MWH, or 1%. Sales to commercial and industrial customers decreased by 323,000 MWH, or 3%, and 289,000 MWH, or 2%, respectively. Sales to residential customers increased by 296,000 MWH, or 3%. Distribution deliveries increased earnings by $0.02 per share resulting from higher residential sales as commercial and industrial customers' base revenues are derived principally on a peak demand basis. Heating-degree-days were 15% higher than the same period last year, but 5% below normal, while cooling-degree-days were 13% below the same period last year, but 12% above normal.

*The 2013 and 2012 GAAP to non-GAAP reconciliation statements can be found on page 21 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

•	Competitive Energy Services (CES) EPS Summary**

Commodity Margin EPS - 2Q13 vs 2Q12	Rate	Volume	Total
(a) Contract Sales
- Direct Sales (LCI & MCI)	$(0.06)	$0.02	$(0.04)
- Governmental Aggregation Sales	(0.02)	0.09	0.07
- Mass Market Sales	(0.01)	0.04	0.03
- POLR Sales	(0.01)	(0.07)	(0.08)
- Structured Sales		0.06	0.06
Subtotal - Contract Sales	$(0.10)	$0.14	$0.04
(b) Wholesale Sales	0.01		0.01
(c) PJM Capacity, FRR Auction Revenues	(0.12)	0.01	(0.11)
(d) Fuel Expense	0.07	(0.04)	0.03
(e) Purchased Power	(0.04)	(0.05)	(0.09)
(f) Capacity Expense	0.13	(0.02)	0.11
(g) Net Financial Sales and Purchases	0.02		0.02
(h) Net MISO - PJM Transmission Cost	(0.01)	(0.03)	(0.04)
Net Increase / (Decrease)	$(0.04)	$0.01	$(0.03)

(a)
Contract Sales - CES' contract sales increased by 1.8 million MWH, or 7%, and increased earnings by $0.04 per share. The total number of retail customers was 2.7 million as of June 30, 2013, an increase of approximately 700,000 customers, or 38%, since June 30, 2012.

•	Governmental aggregation sales increased by 1.1 million MWH, or 31%, primarily due to continued expansion in Illinois.

•	Structured sales increased 1.0 million MWH, or 96%, due to increased municipal, cooperative, and bilateral sales.

•	Mass market sales increased by 385,000 MWH, or 35%, primarily in Pennsylvania and Ohio.

•	Direct sales to large and medium commercial/industrial customers increased by 71,000 MWH, or 1%.

•	In line with CES' strategy to realign its sales portfolio, POLR generation sales decreased by 844,000 MWH, or 20%.

CES Contract Sales - 2Q13 vs 2Q12
(thousand MWH)	Retail			Non-Retail
	Direct	Aggr.	Mass Market	POLR	Structured	Total
Contract Sales Increase / (Decrease)	71	1,138	385	(844)	1,006	1,756

(b) Wholesale Sales - Wholesale sales increased earnings by $0.01 per share, primarily as a result of a higher average rate in the second quarter of 2013.**

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Consolidated Report to the Financial Community - 2nd Quarter 2013                    2

(c) PJM Capacity Revenues (Base Residual (BR) and Fixed Resource Requirement (FRR) Auctions) - Lower capacity revenues primarily resulting from lower capacity prices decreased earnings by $0.11 per share.

Planning Period	RTO	ATSI
Price Per Megawatt-Day	BR	FRR
June 2011 - May 2012	$110.00	$108.89
June 2012 - May 2013	$16.46	$20.46
June 2013 - May 2014	$27.73	N/A

(d)
Fuel Expense - Lower fuel expenses increased earnings by $0.03 per share. Lower average fuel costs for fossil generation in the second quarter of 2013 compared to the same period last year more than offset an 870,000 MWH increase in total ongoing generation output. Ongoing fossil generation output increased by 965,000 MWH resulting from increased capacity factors across the fleet, while nuclear generation output decreased by 95,000 MWH. In the second quarter of 2013, the nuclear fleet experienced a total of 66 outage days (a 47-day refueling outage at Perry and 19 forced outage days for the three plants) compared to 70 outage days in the second quarter of 2012 (Davis-Besse and Beaver Valley Unit 1 had refueling outages of 38 days and 32 days, respectively).**

(e) Purchased Power - Power purchases increased by 1.1 million MWH, or 34%, due to increased retail channel sales, and reduced earnings by $0.09 per share.**
(f) Capacity Expense - Lower capacity prices associated with CES' retail sales obligations more than offset additional capacity costs associated with higher contracted sales, which increased earnings by $0.11 per share.
(g) Net Financial Sales and Purchases - Net financial hedges associated with CES' sales and generation portfolio increased earnings by $0.02 per share.
(h) Net MISO-PJM Transmission Cost - Higher transmission expenses decreased earnings by $0.04 per share, primarily due to higher network expenses as a result of higher contracted sales.

•	O&M Expenses - Lower O&M expenses increased earnings by $0.06 per share due to:

(a)
Lower Regulated Distribution expenses increased earnings by $0.02 per share, due to a greater focus on capital work during the second quarter of 2013 and previously implemented cost savings initiatives, including staffing reductions and benefit plan changes.

(b)	Lower lease costs resulting from the repurchase of leasehold interests in Beaver Valley Unit 2 and the Bruce Mansfield Plant in 2012 increased earnings by $0.01 per share.

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Consolidated Report to the Financial Community - 2nd Quarter 2013                    3

(c)
Lower CES O&M expenses increased earnings by $0.03 per share, primarily as a result of only one nuclear refueling outage in the second quarter of 2013 compared to two nuclear outages in the same period last year.**

•	Depreciation - Higher depreciation expense reduced earnings by $0.03 per share due to an increased asset base.

•	General Taxes - Higher general taxes decreased earnings by $0.02 per share, primarily due to higher property taxes.**

•
Effective Income Tax Rate - A higher effective income tax rate (39.2% in Q2 2013 vs 37.7% in Q2 2012) decreased earnings by $0.02 per share, principally due to a greater proportion of earnings in jurisdictions with higher tax rates.

•	Special Items - The following special items were recognized during the second quarter of 2013:

Special Items		EPS
Plant deactivation costs		$0.85
Trust securities impairment		0.05
Debt redemption costs		0.04
Regulatory charges		0.02
Merger accounting - commodity contracts		0.02
	Total	$0.98

2013 Earnings Guidance
Normalized non-GAAP* earnings guidance, excluding special items, is $2.85 to $3.15 per basic share.

*The 2013 and 2012 GAAP to non-GAAP reconciliation statements can be found on page 21 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

**Revenues and expenses associated with RMR units through August 31, 2012 and the deactivated coal plants have been removed from each category above (pages 2-4) and are included as Special Items (see pages 17-20): wholesale revenues, fuel expenses, wholesale revenues that are netted on an hourly basis against purchased power, O&M expenses and property taxes.

For additional information, please contact:

Irene M. Prezelj	Meghan G. Beringer	Rey Y. Jimenez
Vice President, Investor Relations	Director, Investor Relations	Manager, Investor Relations
(330) 384-3859	(330) 384-5832	(330) 761-4239

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Consolidated Report to the Financial Community - 2nd Quarter 2013                    4

FirstEnergy Corp.
Consolidated Statements of Income (Loss)
(In millions, except for per share amounts)

		Three Months Ended June 30			Six Months Ended June 30
		2013	2012	Change	2013	2012	Change
	Revenues
(1)	Regulated distribution	$2,041	$2,139	$(98)	$4,253	$4,493	$(240)
(2)	Regulated transmission	180	184	(4)	356	370	(14)
(3)	Competitive energy services	1,553	1,710	(157)	3,183	3,497	(314)
(4)	Other and reconciling adjustments	(255)	(278)	23	(544)	(615)	71
(5)	Total Revenues	3,519	3,755	(236)	7,248	7,745	(497)

	Expenses
(6)	Fuel	628	656	(28)	1,258	1,197	61
(7)	Purchased power	862	1,042	(180)	1,805	2,301	(496)
(8)	Other operating expenses	887	921	(34)	1,771	1,739	32
(9)	Provision for depreciation	302	285	17	596	564	32
(10)	Amortization of regulatory assets, net	72	62	10	131	137	(6)
(11)	General taxes	241	232	9	506	504	2
(12)	Impairment of long lived assets	473	—	473	473	—	473
(13)	Total Expenses	3,465	3,198	267	6,540	6,442	98
(14)	Operating Income	54	557	(503)	708	1,303	(595)

	Other Income (Expense)
(15)	Loss on debt redemptions	(24)	—	(24)	(141)	—	(141)
(16)	Investment income	(15)	13	(28)	3	24	(21)
(17)	Interest expense	(256)	(274)	18	(514)	(520)	6
(18)	Capitalized interest	19	19	—	34	36	(2)
(19)	Total Other Expense	(276)	(242)	(34)	(618)	(460)	(158)

(20)	Income (Loss) Before Income Taxes	(222)	315	(537)	90	843	(753)
(21)	Income taxes (benefits)	(58)	127	(185)	58	349	(291)
(22)	Net Income (Loss)	(164)	188	(352)	32	494	(462)
(23)	Income attributable to noncontrolling interest	—	1	(1)	—	1	(1)
(24)	Earnings (Losses) Available to FirstEnergy Corp.	$(164)	$187	$(351)	$32	$493	$(461)

(25)	Earnings (Losses) Per Share of Common Stock
(26)	Basic	$(0.39)	$0.45	$(0.84)	$0.08	$1.18	$(1.10)
(27)	Diluted	$(0.39)	$0.45	$(0.84)	$0.08	$1.18	$(1.10)
(28)	Weighted Average Number of
(29)	Common Shares Outstanding
(30)	Basic	418	417	1	418	418	—
(31)	Diluted	418	419	(1)	419	419	—

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Consolidated Report to the Financial Community - 2nd Quarter 2013                    5

FirstEnergy Corp.
Statements of Income (Loss) - By Segment
(In millions)

		Three Months Ended June 30, 2013

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$1,977	$180	$1,331	$(42)	$3,446
(2)	Other	64	—	46	(37)	73
(3)	Internal	—	—	176	(176)	—
(4)	Total Revenues	2,041	180	1,553	(255)	3,519

	Expenses
(5)	Fuel	75	—	553	—	628
(6)	Purchased power	762	—	276	(176)	862
(7)	Other operating expenses	402	33	534	(82)	887
(8)	Provision for depreciation	151	28	114	9	302
(9)	Amortization of regulatory assets, net	69	3	—	—	72
(10)	General taxes	172	14	50	5	241
(11)	Impairment of long-lived assets	—	—	473	—	473
(12)	Total Expenses	1,631	78	2,000	(244)	3,465
(13)	Operating Income (Loss)	410	102	(447)	(11)	54

	Other Income (Expense)
(14)	Gain (loss) on debt redemptions	—	—	(32)	8	(24)
(15)	Investment income (loss)	9	—	(17)	(7)	(15)
(16)	Interest expense	(135)	(22)	(61)	(38)	(256)
(17)	Capitalized interest	3	1	11	4	19
(18)	Total Other Expense	(123)	(21)	(99)	(33)	(276)

(19)	Income (Loss) Before Income Taxes	287	81	(546)	(44)	(222)
(20)	Income taxes (benefits)	108	30	(207)	11	(58)
(21)	Net Income (Loss)	$179	$51	$(339)	$(55)	$(164)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy Corp.'s (FirstEnergy) service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2013                    6

FirstEnergy Corp.
Statements of Income (Loss) - By Segment
(In millions)

		Three Months Ended June 30, 2012

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$2,088	$184	$1,454	$(59)	$3,667
(2)	Other	51	—	47	(10)	88
(3)	Internal	—	—	209	(209)	—
(4)	Total Revenues	2,139	184	1,710	(278)	3,755

	Expenses
(5)	Fuel	58	—	598	—	656
(6)	Purchased power	895	—	355	(208)	1,042
(7)	Other operating expenses	446	41	513	(79)	921
(8)	Provision for depreciation	145	29	103	8	285
(9)	Amortization of regulatory assets, net	63	—	—	(1)	62
(10)	General taxes	166	9	49	8	232
(11)	Total Expenses	1,773	79	1,618	(272)	3,198
(12)	Operating Income	366	105	92	(6)	557

	Other Income (Expense)
(13)	Investment income	19	1	6	(13)	13
(14)	Interest expense	(135)	(23)	(71)	(45)	(274)
(15)	Capitalized interest	2	1	12	4	19
(16)	Total Other Expense	(114)	(21)	(53)	(54)	(242)

(17)	Income Before Income Taxes	252	84	39	(60)	315
(18)	Income taxes	94	30	14	(11)	127
(19)	Net Income	158	54	25	(49)	188
(20)	Income attributable to noncontrolling interest	—	—	—	1	1
(21)	Earnings Available to FirstEnergy Corp.	$158	$54	$25	$(50)	$187

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2013                    7

FirstEnergy Corp.
Statements of Income (Loss) - By Segment
(In millions)

		Three Months Ended June 30, 2013 vs. Three Months Ended June 30, 2012

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$(111)	$(4)	$(123)	$17	$(221)
(2)	Other	13	—	(1)	(27)	(15)
(3)	Internal revenues	—	—	(33)	33	—
(4)	Total Revenues	(98)	(4)	(157)	23	(236)

	Expenses
(5)	Fuel	17	—	(45)	—	(28)
(6)	Purchased power	(133)	—	(79)	32	(180)
(7)	Other operating expenses	(44)	(8)	21	(3)	(34)
(8)	Provision for depreciation	6	(1)	11	1	17
(9)	Amortization of regulatory assets, net	6	3	—	1	10
(10)	General taxes	6	5	1	(3)	9
(11)	Impairment of long-lived assets	—	—	473	—	473
(12)	Total Expenses	(142)	(1)	382	28	267
(13)	Operating Income (Loss)	44	(3)	(539)	(5)	(503)

	Other Income (Expense)
(14)	Loss on debt redemptions	—	—	(32)	8	(24)
(15)	Investment income	(10)	(1)	(23)	6	(28)
(16)	Interest expense	—	1	10	7	18
(17)	Capitalized interest	1	—	(1)	—	—
(18)	Total Other Expense	(9)	—	(46)	21	(34)

(19)	Income (Loss) Before Income Taxes	35	(3)	(585)	16	(537)
(20)	Income taxes (benefits)	14	—	(221)	22	(185)
(21)	Net Income (Loss)	21	(3)	(364)	(6)	(352)
(22)	Income (loss) attributable to noncontrolling interest	—	—	—	(1)	(1)
(23)	Earnings (Loss) Available to FirstEnergy Corp.	$21	$(3)	$(364)	$(5)	$(351)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

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Consolidated Report to the Financial Community - 2nd Quarter 2013                    8

FirstEnergy Corp.
Statements of Income (Loss) - By Segment
(In millions)

		Six Months Ended June 30, 2013

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$4,130	$356	$2,710	$(93)	$7,103
(2)	Other	123	—	81	(59)	145
(3)	Internal	—	—	392	(392)	—
(4)	Total Revenues	4,253	356	3,183	(544)	7,248

	Expenses
(5)	Fuel	162	—	1,096	—	1,258
(6)	Purchased power	1,637	—	560	(392)	1,805
(7)	Other operating expenses	817	63	1,063	(172)	1,771
(9)	Provision for depreciation	295	56	225	20	596
(10)	Amortization of regulatory assets, net	127	4	—	—	131
(11)	General taxes	354	26	110	16	506
(12)	Impairment of long-lived assets	—	—	473	—	473
(13)	Total Expenses	3,392	149	3,527	(528)	6,540
(14)	Operating Income (Loss)	861	207	(344)	(16)	708

	Other Income (Expense)
(15)	Gain (loss) on debt redemptions	—	—	(149)	8	(141)
(16)	Investment income (loss)	27	—	(1)	(23)	3
(17)	Interest expense	(270)	(45)	(134)	(65)	(514)
(18)	Capitalized interest	5	1	21	7	34
(19)	Total Other Expense	(238)	(44)	(263)	(73)	(618)

(20)	Income (Loss) Before Income Taxes	623	163	(607)	(89)	90
(21)	Income taxes	234	61	(230)	(7)	58
(22)	Net Income (Loss)	$389	$102	$(377)	$(82)	$32

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

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Consolidated Report to the Financial Community - 2nd Quarter 2013                    9

FirstEnergy Corp.
Statements of Income (Loss) - By Segment
(In millions)

		Six Months Ended June 30, 2012

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$4,392	$370	$2,944	$(111)	$7,595
(2)	Other	101	—	76	(29)	148
(3)	Internal	—	—	477	(475)	2
(4)	Total Revenues	4,493	370	3,497	(615)	7,745

	Expenses
(5)	Fuel	97	—	1,100	—	1,197
(6)	Purchased power	1,977	—	798	(474)	2,301
(7)	Other operating expenses	912	69	922	(164)	1,739
(9)	Provision for depreciation	287	58	203	16	564
(10)	Amortization of regulatory assets, net	138	—	—	(1)	137
(11)	General taxes	356	21	110	17	504
(12)	Total Expenses	3,767	148	3,133	(606)	6,442
(13)	Operating Income (Loss)	726	222	364	(9)	1,303

	Other Income (Expense)
(14)	Investment income	42	1	12	(31)	24
(15)	Interest expense	(269)	(46)	(136)	(69)	(520)
(16)	Capitalized interest	5	1	23	7	36
(17)	Total Other Income (Expense)	(222)	(44)	(101)	(93)	(460)

(18)	Income (Loss) Before Income Taxes	504	178	263	(102)	843
(19)	Income taxes (benefits)	187	66	97	(1)	349
(20)	Net Income (Loss)	317	112	166	(101)	494
(21)	Income attributable to noncontrolling interest	—	—	—	1	1
(22)	Earnings (Loss) Available to FirstEnergy Corp.	$317	$112	$166	$(102)	$493

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2013                    10

FirstEnergy Corp.
Statements of Income (Loss) - By Segment
(In millions)

		Six Months Ended June 30, 2013 vs. Six Months Ended June 30, 2012

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$(262)	$(14)	$(234)	$18	$(492)
(2)	Other	22	—	5	(30)	(3)
(3)	Internal revenues	—	—	(85)	83	(2)
(4)	Total Revenues	(240)	(14)	(314)	71	(497)

	Expenses
(5)	Fuel	65	—	(4)	—	61
(6)	Purchased power	(340)	—	(238)	82	(496)
(7)	Other operating expenses	(95)	(6)	141	(8)	32
(9)	Provision for depreciation	8	(2)	22	4	32
(10)	Amortization of regulatory assets, net	(11)	4	—	1	(6)
(11)	General taxes	(2)	5	—	(1)	2
(12)	Impairment of long-lived assets	—	—	473	—	473
(13)	Total Expenses	(375)	1	394	78	98
(14)	Operating Income	135	(15)	(708)	(7)	(595)

	Other Income (Expense)
(15)	Loss on debt redemptions	—	—	(149)	8	(141)
(16)	Investment income	(15)	(1)	(13)	8	(21)
(17)	Interest expense	(1)	1	2	4	6
(18)	Capitalized interest	—	—	(2)	—	(2)
(19)	Total Other Income (Expense)	(16)	—	(162)	20	(158)

(20)	Income (Loss) Before Income Taxes	119	(15)	(870)	13	(753)
(21)	Income taxes	47	(5)	(327)	(6)	(291)
(22)	Net Income (Loss)	72	(10)	(543)	19	(462)
(23)	Income (loss) attributable to noncontrolling interest	—	—	—	(1)	(1)
(24)	Earnings (Loss) Available to FirstEnergy Corp.	$72	$(10)	$(543)	$20	$(461)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2013                    11

FirstEnergy Corp.
Financial Information
(In millions)

Condensed Consolidated Balance Sheets

	As of	As of
Assets	Jun. 30, 2013	Dec. 31, 2012
Current Assets:
Cash and cash equivalents	$71	$172
Receivables	1,923	1,929
Other	1,566	1,667
Total Current Assets	3,560	3,768

Property, Plant and Equipment	33,091	32,903
Investments	3,100	3,194
Deferred Charges and Other Assets	10,406	10,541
Total Assets	$50,157	$50,406

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$1,952	$1,999
Short-term borrowings	3,254	1,969
Accounts payable	950	1,599
Other	1,377	2,038
Total Current Liabilities	7,533	7,605

Capitalization:
Total equity	12,803	13,093
Long-term debt and other long-term obligations	15,449	15,179
Total Capitalization	28,252	28,272
Noncurrent Liabilities	14,372	14,529
Total Liabilities and Capitalization	$50,157	$50,406

General Information
	Three Months Ended June 30		Six Months Ended June 30
	2013	2012	2013	2012
Debt redemptions	$(1,122)	$(730)	$(1,968)	$(746)
New long-term debt issues	$445	$182	$2,245	$182
Short-term borrowings increase	$1,104	$815	$1,285	$1,890
Property additions	$586	$394	$1,412	$911

Adjusted Capitalization
	As of June 30		As of December 31
	2013	% Total	2012	% Total
Total Equity (GAAP)	$12,803	36%	$13,093	38%
Long-term Debt and Other Long-term Obligations	15,449	43%	15,179	43%
Currently Payable Long-term Debt	1,952	6%	1,999	6%
Short-term Borrowings	3,254	9%	1,969	6%
Adjustments:
Operating Lease Debt Equivalent*	1,538	4%	1,538	4%
Post-Retirement Benefit Obligations**	1,869	5%	1,865	5%
Other	120	—	120	—
Less Securitization Debt	(1,154)	(3)%	(736)	(2)%

Adjusted capitalization (Non-GAAP)	$35,831	100%	$35,027	100%

* Present value of future operating lease payments using a discount rate of 7%
** After-tax unfunded Pension/OPEB PBO Liability

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2013                    12

FirstEnergy Corp.
Statements of Cash Flows and Liquidity
(In millions)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended		Six Months Ended
	June 30		June 30
	2013	2012	2013	2012
Cash flows from operating activities
Net income (loss)	$(164)	$188	$32	$494
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and deferral / amortization of regulatory assets, net	374	347	727	701
Nuclear fuel and lease amortization	45	48	98	106
Deferred purchased power and other costs	(14)	(42)	(39)	(149)
Deferred income taxes and investment tax credits, net	(15)	158	119	423
Impairments of long-lived assets	473	—	473	—
Investment impairments	46	3	53	7
Deferred rents and lease market valuation liability	(96)	(83)	(59)	(106)
Stock based compensation	6	11	(22)	(18)
Retirement benefits	(40)	(25)	(104)	(64)
Commodity derivative transactions, net	17	(22)	21	(86)
Pension trust contribution	—	—	—	(600)
Cash collateral, net	(41)	50	(42)	22
Loss on debt redemptions	24	—	141	—
Make-whole premiums paid on debt redemptions	(61)	—	(61)	—
Change in working capital and other	(111)	(158)	(844)	(668)
Cash flows provided from operating activities	443	475	493	62
Cash flows provided from financing activities	204	12	976	831
Cash flows used for investing activities	(643)	(467)	(1,570)	(1,001)
Net change in cash and cash equivalents	$4	$20	$(101)	$(108)

Liquidity position as of July 31, 2013

Company	Type	Maturity	Amount	Available
FirstEnergy(1)	Revolving	May 2018	$2,500	$268
FES / AE Supply	Revolving	May 2018	2,500	2,499
FirstEnergy Transmission, LLC (FET)(2)	Revolving	May 2018	1,000	—
Allegheny Generating Company (AGC)	Revolving	Dec. 2013	50	30
(1) FirstEnergy Corp. and subsidiary borrowers		Subtotal:	$6,050	$2,797
(2) Includes FET, American Transmission Systems, Incorporated (ATSI), and Trans-Allegheny Interstate Line Company, (TrAIL)		Cash:	—	189
		Total:	$6,050	$2,986

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2013                    13

FirstEnergy Corp.
Statistical Summary

Electric Distribution Deliveries		Three Months Ended June 30			Six Months Ended June 30
(MWH in thousand)		2013	2012	Change	2013	2012	Change

Ohio	- Residential	3,837	3,896	-1.5%	8,453	8,397	0.7%
	- Commercial	3,669	3,829	-4.2%	7,417	7,575	-2.1%
	- Industrial	5,168	5,361	-3.6%	10,314	10,430	-1.1%
	- Other	79	84	-6.0%	164	166	-1.2%
	Total Ohio	12,753	13,170	-3.2%	26,348	26,568	-0.8%
Pennsylvania	- Residential	4,238	4,037	5.0%	9,697	9,085	6.7%
	- Commercial	3,037	3,143	-3.4%	6,173	6,230	-0.9%
	- Industrial	5,101	5,173	-1.4%	10,215	10,358	-1.4%
	- Other	30	34	-11.8%	61	65	-6.2%
	Total Pennsylvania	12,406	12,387	0.2%	26,146	25,738	1.6%
New Jersey	- Residential	2,139	2,141	-0.1%	4,393	4,288	2.4%
	- Commercial	2,186	2,232	-2.1%	4,342	4,383	-0.9%
	- Industrial	558	653	-14.5%	1,158	1,256	-7.8%
	- Other	22	22	0.0%	44	44	0.0%
	Total New Jersey	4,905	5,048	-2.8%	9,937	9,971	-0.3%
Maryland	- Residential	712	673	5.8%	1,702	1,552	9.7%
	- Commercial	502	487	3.1%	1,020	998	2.2%
	- Industrial	416	344	20.9%	806	802	0.5%
	- Other	4	4	0.0%	8	8	0.0%
	Total Maryland	1,634	1,508	8.4%	3,536	3,360	5.2%
West Virginia	- Residential	1,202	1,085	10.8%	2,839	2,604	9.0%
	- Commercial	847	873	-3.0%	1,738	1,762	-1.4%
	- Industrial	1,252	1,253	-0.1%	2,626	2,509	4.7%
	- Other	7	7	0.0%	13	14	-7.1%
	Total West Virginia	3,308	3,218	2.8%	7,216	6,889	4.7%
Total Residential		12,128	11,832	2.5%	27,084	25,926	4.5%
Total Commercial		10,241	10,564	-3.1%	20,690	20,948	-1.2%
Total Industrial		12,495	12,784	-2.3%	25,119	25,355	-0.9%
Total Other		142	151	-6.0%	290	297	-2.4%

Total Distribution Deliveries		35,006	35,331	-0.9%	73,183	72,526	0.9%

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2013                    14

FirstEnergy Corp.
Statistical Summary

Weather	Three Months Ended June 30			Six Months Ended June 30
	2013	2012	Normal	2013	2012	Normal
Composite Heating-Degree-Days	579	503	612	3,420	2,695	3,386
Composite Cooling-Degree-Days	289	332	259	289	344	261

Shopping Statistics (Based Upon MWH)	Three Months Ended June 30		Six Months Ended June 30
	2013	2012	2013	2012

OE	79%	77%	78%	75%
Penn	67%	67%	65%	64%
CEI	86%	85%	86%	84%
TE	78%	76%	76%	75%
JCP&L	54%	51%	53%	50%
Met-Ed	67%	65%	64%	60%
Penelec	71%	69%	70%	66%
MP	N/A	N/A	N/A	N/A
PE(1)	50%	49%	46%	46%
WP	64%	61%	62%	58%

(1) Represents Maryland only.

Competitive Operating Statistics	Three Months Ended June 30		Six Months Ended June 30
	2013	2012	2013	2012
Ongoing Generation Capacity Factors:
Nuclear	76%	78%	84%	88%
Fossil - Baseload	76%	71%	74%	68%
Fossil - Load Following	61%	55%	58%	37%

Ongoing Generation Fuel Rate:
Nuclear	$7.86	$7.78	$7.81	$7.58
Fossil	$26	$28	$27	$28
Total Fleet	$21	$22	$21	$21

Ongoing Generation Output Mix:
Nuclear	29%	30%	31%	34%
Fossil - Baseload	58%	56%	56%	54%
Fossil - Load Following	9%	8%	8%	7%
Peaking/CT/Hydro	5%	5%	5%	5%

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2013                    15

FirstEnergy Corp.
Competitive Energy Services - Sources & Uses

Competitive Energy Services - Sources and Uses (MWH in thousands)

	Three Months Ended June 30			Six Months Ended June 30
Contract Sales	2013	2012	Change	2013	2012	Change
POLR
- OH	1,022	1,539	(517)	2,298	3,395	(1,097)
- PA	1,796	2,081	(285)	4,095	4,865	(770)
- MD	664	706	(42)	1,543	1,481	62
Total POLR	3,482	4,326	(844)	7,936	9,741	(1,805)

Structured Sales
- Bilaterals	1,329	619	710	2,718	1,403	1,315
- Muni/Co-op	730	434	296	1,704	878	826
Total Structured Sales	2,059	1,053	1,006	4,422	2,281	2,141

Direct - LCI
- OH	7,310	7,254	56	14,569	13,501	1,068
- PA	3,804	4,025	(221)	7,507	7,970	(463)
- NJ	255	319	(64)	456	657	(201)
- MI	740	577	163	1,450	1,130	320
- IL	598	767	(169)	1,162	1,493	(331)
- MD	211	165	46	399	316	83
Total Direct - LCI	12,918	13,107	(189)	25,543	25,067	476

Direct - MCI
- OH	643	586	57	1,243	1,154	89
- PA	370	242	128	717	493	224
- IL	64	1	63	105	1	104
- MD	1	1	—	1	1	—
- NJ	12	—	12	12	—	12
Total Direct - MCI	1,090	830	260	2,078	1,649	429

Aggregation
- OH	3,576	3,612	(36)	7,802	7,548	254
- IL	1,200	26	1,174	2,360	56	2,304
Total Aggregation	4,776	3,638	1,138	10,162	7,604	2,558
Mass Market
- OH	410	303	107	943	647	296
- PA	1,017	787	230	2,201	1,659	542
- IL	32	5	27	51	9	42
- MD	32	11	21	76	11	65
Total Mass Market	1,491	1,106	385	3,271	2,326	945

Total Contract Sales	25,816	24,060	1,756	53,412	48,668	4,744

Wholesale Sales*
- Spot	599	2,055	(1,456)	831	2,766	(1,935)
Total Wholesale Sales	599	2,055	(1,456)	831	2,766	(1,935)

Purchased Power*
- Bilaterals	504	400	104	1,103	928	175
- Spot	3,747	1,896	1,851	7,919	4,323	3,596
Total Purchased Power	4,251	2,296	1,955	9,022	5,251	3,771

Generation Output
- Ongoing Fossil	16,681	15,716	965	32,615	29,172	3,443
- Nuclear	6,673	6,768	(95)	14,595	15,367	(772)
Total Ongoing Generation Output	23,354	22,484	870	47,210	44,539	2,671
- Deactivated / RMR Fossil	220	2,365	(2,145)	704	3,748	(3,044)
Total Generation Output	23,574	24,849	(1,275)	47,914	48,287	(373)

*Actual MWH - includes deactivated and RMR coal plants

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2013                    16

FirstEnergy Corp.
Special Items - By Segment
(In millions)

				Competitive
		Regulated	Regulated	Energy
Special Items - Three Months Ended June 30, 2013		Distribution	Transmission	Services	Other	Consolidated

GAAP Earnings (Loss) Available to FirstEnergy Corp.		$179	$51	$(339)	$(55)	$(164)

Pre-Tax Items:
	Regulatory charges (a)	12	—	5	—	17
	Trust securities impairment (b)	7	—	30	—	37
	Impact of non-core asset sales/impairments (b)	—	—	(1)	—	(1)
	Mark-to-market adjustments (c)	(2)	—	—	—	(2)
	Merger accounting - commodity contracts (d)	—	—	15	—	15
	Plant deactivation costs (e)	1	—	536	—	537
	Debt redemption costs (f)	—	—	33	(8)	25
	Subtotal	18	—	618	(8)	628
	Income taxes (g)	(7)	—	(235)	25	(217)
	After-Tax Effect	11	—	383	17	411

Non - GAAP Earnings Available to FirstEnergy Corp.		$190	$51	$44	$(38)	$247

(a)	$14 million included in "Other operating expenses"; $1 million included in Revenues; $1 million included in "Amortization of regulatory assets, net"; $1 million included in "Purchased power".
(b)	Included in "Investment income".
(c)	Included in "Other operating expenses".
(d)	$4 million included in "Revenues", $12 million included in "Fuel", ($1) million included in "Other operating expenses".
(e)	$47 million included in "Fuel", $15 million included in "Other operating expenses"; $2 million included in "General Taxes", $473 million included in "Impairment of long-lived assets".
(f)	$24 million included in "Loss on debt redemptions", $1 million included in "Interest expense".
(g)	Includes $20 million associated with valuation reserves against net operating loss carryforwards as a result of plant deactivations.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2013                    17

FirstEnergy Corp.
Special Items - By Segment
(In millions)

				Competitive
		Regulated	Regulated	Energy
Special Items - Three Months Ended June 30, 2012		Distribution	Transmission	Services	Other	Consolidated

GAAP Earnings Available to FirstEnergy Corp.		$158	$54	$25	$(50)	$187

Pre-Tax Items:
	Regulatory charges (a)	9	—	—	—	9
	Trust securities impairment (b)	—	—	3	—	3
	Merger transaction/integration costs (c)	2	—	1	—	3
	Impact of non-core asset sales/impairments (d)	—	—	(12)	—	(12)
	Mark-to-market adjustments (e)	—	—	(9)	20	11
	Merger accounting - commodity contracts (f)	2	—	21	—	23
	Plant deactivation costs (g)	6	—	42	—	48
	Subtotal	19	—	46	20	85
	Income tax legislative changes	—	—	—	8	8
	Income taxes	(7)	—	(17)	(7)	(31)
	After-Tax Effect	12	—	29	21	62

Non - GAAP Earnings Available to FirstEnergy Corp.		$170	$54	$54	$(29)	$249

(a)	$7 million included in "Other operating expenses"; $2 million included in "Amortization of regulatory assets, net".
(b)	Included in "Investment income"
(c)	Included in "Other operating expenses"
(d)	($17) million included in "Revenues", $5 million included in "Investment income".
(e)	$20 million included in "Interest Expense"; ($9) million in "Other operating expenses".
(f)	$9 million included in "Revenues", $10 million included in "Fuel", $4 million included in Purchased Power.
(g)
$3 million included in "Revenues", $95 million included in "Fuel", ($73) million included in Purchased Power, $18 million included in "Other operating expenses"; and $5 million included in General Taxes.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2013                    18

FirstEnergy Corp.
Special Items - By Segment
(In millions)

				Competitive
		Regulated	Regulated	Energy
Special Items - Six Months Ended June 30, 2013		Distribution	Transmission	Services	Other	Consolidated

GAAP Earnings (Loss) Available to FirstEnergy Corp.		$389	$102	$(377)	$(82)	$32

Pre-Tax Items:
	Regulatory charges (a)	24	—	21	—	45
	Trust securities impairment (b)	7	—	37	—	44
	Merger transaction/integration costs (c)	—	—	1	—	1
	Impact of non-core asset sales/impairments (b)	—	—	5	—	5
	Mark-to-market adjustments (d)	(2)	—	4	—	2
	Merger accounting - commodity contracts (e)	—	—	34	—	34
	Plant deactivation costs (f)	3	—	544	—	547
	Debt redemption costs (g)	—	—	152	(8)	144
	Subtotal	32	—	798	(8)	822
	Income taxes (h)	(12)	—	(303)	25	(290)
	After-Tax Effect	20	—	495	17	532

Non - GAAP Earnings Available to FirstEnergy Corp.		$409	$102	$118	$(65)	$564

(a)	$39 million included in "Other operating expenses"; $2 million included in Revenues; $1 million included in "Amortization of regulatory assets, net"; $3 million included in "Purchased power".
(b)	Included in "Investment income".
(c)	Included in "Fuel".
(d)	Included in "Other operating expenses".
(e)	$13 million included in "Revenues", $23 million included in "Fuel", ($2) million included in "Other operating expenses".
(f)	$53 million included in "Fuel", $17 million included in "Other operating expenses"; $4 million included in "General Taxes", $473 million included in "Impairment of long-lived assets".
(g)	$141 million included in "Loss on debt redemptions", $3 million included in "Interest expense".
(h)	Includes $20 million associated with valuation reserves against net operating loss carryforwards as a result of plant deactivations.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2013                    19

FirstEnergy Corp.
Special Items - By Segment
(In millions)

				Competitive
		Regulated	Regulated	Energy
Special Items - Six Months Ended June 30, 2012		Distribution	Transmission	Services	Other	Consolidated

GAAP Earnings Available to FirstEnergy Corp.		$317	$112	$166	$(102)	$493

Pre-Tax Items:
	Regulatory charges (a)	17	—	—	—	17
	Trust securities impairment (b)	—	—	6	—	6
	Merger transaction/integration costs (c)	3	—	2	—	5
	Impact of non-core asset sales/impairments (d)	—	—	(7)	1	(6)
	Mark-to-market adjustments (e)	—	—	(48)	20	(28)
	Merger accounting - commodity contracts (f)	4	—	47	—	51
	Plant deactivation costs (g)	12	—	72	—	84
	Subtotal	36	—	72	21	129
	Income tax legislative changes	—	—	—	16	16
	Income taxes	(13)	—	(27)	(5)	(45)
	After-Tax Effect	23	—	45	32	100

Non - GAAP Earnings Available to FirstEnergy Corp.		$340	$112	$211	$(70)	$593

(a)	$15 million included in "Other operating expenses"; $2 million included in "Amortization of regulatory assets, net".
(b)	Included in "Investment income".
(c)	Included in "Other operating expenses".
(d)	($17) million included in "Revenues", $11 million included in "Investment income".
(e)	$20 million included in "Interest Expense"; ($48) million in "Other operating expenses".
(f)	$27 million included in "Revenues", $20 million included in "Fuel", $4 million included in Purchased Power.
(g)
($1) million included in "Revenues", $136 million included in "Fuel", ($98) million included in Purchased Power, $40 million included in "Other operating expenses"; and $7 million included in General Taxes.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2013                    20

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Non-GAAP)

	Three Months Ended		Six Months Ended		Estimate
	June 30		June 30		for Year
	2013	2012	2013	2012	2013

Basic EPS (GAAP basis)	$(0.39)	$0.45	$0.08	$1.18	$1.39 - $1.69
Excluding Special Items:
Mark-to-market adjustments	—	0.02	—	(0.04)	—
Regulatory charges	0.02	0.01	0.07	0.03	0.11
Trust securities impairment	0.05	0.01	0.06	0.01	0.06
Income tax legislative changes	—	0.02	—	0.04	—
Merger transaction/integration costs	—	—	—	0.01	—
Impact of non-core asset sales/impairments	—	(0.01)	0.01	(0.01)	0.02
Plant deactivation costs	0.85	0.07	0.86	0.13	0.96
Restructuring costs	—	—	—	—	0.01
Merger accounting - commodity contracts	0.02	0.03	0.05	0.07	0.08
Debt redemption costs	0.04	—	0.22	—	0.22
Basic EPS (Non-GAAP basis)	$0.59	$0.60	$1.35	$1.42	$2.85 - $3.15

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2013                    21

Recent Developments

Financial Matters
Dividend
On July 16, 2013, the Board of Directors of FirstEnergy Corp. (FirstEnergy or FE) declared an unchanged quarterly dividend of $0.55 per share of outstanding common stock. The dividend is payable September 1, 2013, to shareholders of record as of August 7, 2013.

FirstEnergy Corp. $1.5 Billion Equity Contribution to FirstEnergy Solutions
In June 2013, FirstEnergy contributed $1.5 billion of equity into its FirstEnergy Solutions Corp. (FES) subsidiary. FES used the proceeds to repay outstanding debt.

Financing Activities
On May 8, 2013, FirstEnergy, FES, and FirstEnergy's other borrowing subsidiaries, extended the maturities of their revolving credit facilities through May 8, 2018. FirstEnergy exercised a $500 million accordion option on its revolver increasing the size of its credit facility to $2.5 billion.

On June 3, 2013, FirstEnergy Generation, LLC (FG) repurchased $234.5 million of 2.25% fixed-rate tax-exempt Pollution Control Revenue Bonds (PCRBs) that were subject to a mandatory put. FG is currently holding these PCRBs for remarketing subject to future market and other conditions.

On June 20, 2013, Ohio Edison Company, The Cleveland Electric Illuminating Company, and The Toledo Edison Company (collectively, the Ohio Companies) completed a transaction to securitize the recovery of certain deferred costs. A total of $445 million phase-in recovery bonds were issued by their funding companies with a weighted average coupon rate of 2.48%. The Ohio Companies primarily used the proceeds to redeem in total $410 million of long-term debt and pay approximately $30 million in associated make-whole premiums.

On July 29, 2013, the Ohio Companies also issued notices to redeem, subject to satisfying certain conditions, an additional $660 million of debt. These debt redemptions are expected to be completed in the third quarter of 2013.

Rating Agency Actions
On July 31, 2013, Fitch Ratings (Fitch) downgraded the issuer default ratings of FirstEnergy, FES and Allegheny Energy Supply Company to BB+ from BBB-. Fitch also downgraded Jersey Central Power & Light Company (JCP&L) to BBB- from BBB and affirmed the existing ratings for all of FE's remaining subsidiaries. The outlook for FE and all of its subsidiaries is stable.

Operational Matters
Hatfield's Ferry & Mitchell Plant Closings
On July 9, 2013, FE committed to deactivate two coal-fired power plants, the Hatfield's Ferry Power Station in Masontown, Pennsylvania, and the Mitchell Power Station in Courtney, Pennsylvania, by October 9, 2013. The decision was based on the cost of compliance with current and future environmental regulations in conjunction with the continued low market price for electricity. The total capacity of these plants is 2,080 megawatts, representing approximately 10% of the company's total generating capacity, but about 30% of the estimated $925 million cost to comply with the Environmental Protection Agency's Mercury and Air Toxics Standards (MATS). In total, about 380 plant employees and generation related positions are expected to be affected. Eligible employees will receive severance benefits through FirstEnergy's existing severance

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plan or as provided by any applicable collective bargaining agreement. The plant deactivations are subject to a 90-day review for reliability impacts, if any, by PJM Interconnection.

Workforce Reduction
On July 25, 2013, FirstEnergy announced that it was taking additional actions to further manage costs and enhance overall efficiencies to meet the challenges of a continued weak economy, low market power prices, and increasing costs related to environmental regulations. In addition to the announced staffing reductions of 380 positions related to the deactivation of Hatfield's Ferry and Mitchell power plants, the company will further reduce its workforce by approximately 250 positions effective September 2013. Eligible employees will receive severance benefits through FirstEnergy's existing severance plan. FirstEnergy also will institute reductions to certain medical and other employee benefits.

Perry Refueling Outage
On May 16, 2013, the Perry Nuclear Power Plant returned to service following a March 18, 2013, shut down for scheduled refueling, maintenance and a turbine upgrade which were designed to improve operating efficiency and reliability. During the outage, 280 of the 748 fuel assemblies were exchanged. Numerous inspections and maintenance and improvement projects designed to ensure continued safe and reliable operations, including replacement of Perry's three low pressure turbines were completed. The new, approximately 175-ton turbine rotors feature an improved blade design that is expected to enhance safety and reliability and increase plant efficiency. Prior to the outage, Perry operated safely and reliably following the completion of its last refueling outage in spring 2011, generating more than 17.9 million megawatt hours of carbon-free electricity.

Transmission Update
JCP&L proposed to build a new 230 kV transmission line in Monmouth County to add redundancy to the system and meet the growing demand for electricity. The project, known as Oceanview Reinforcement Project, is expected to be built between the existing Larrabee Substation in Howell and the existing Oceanview Substation in Neptune. The project is part of the JCP&L LITE Program, a $200 million, multi-year comprehensive reliability plan.

Regulatory Matters
West Virginia (WV) Utilities Generation Asset Transfer
The Federal Energy Regulatory Commission (FERC) issued approvals for the proposed financing and transfers related to the generation asset transaction proposed by Monongahela Power (MP). On May 17, 2013, MP filed rebuttal testimony with the WV Public Service Commission (WVPSC) on the proposed asset transfer. Hearings were conducted May 29 - 31, 2013, and briefs were filed by all parties. FirstEnergy anticipates that the WVPSC will make their final ruling in the third quarter of 2013.

JCP&L Rate Filing Update
On May 31, 2013, the New Jersey Board of Public Utilities (NJBPU) clarified that the prudence of 2011 major storm costs would be reviewed in the generic proceeding, with the goal of maintaining the schedule established for the base rate case where recovery of such costs would be addressed. The NJBPU further indicated that it would review the prudence of 2012 major storm costs in the generic proceeding and the recovery of such costs would be considered through a Phase II in the existing base rate case or through another appropriate method to be determined at the conclusion of the generic proceeding.

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Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular, the impact of the regulatory process on the pending matters before FERC and in the various states in which we do business including, but not limited to, matters related to rates and pending rate cases, the uncertainties of various cost recovery and cost allocation issues resulting from ATSI's realignment into PJM, economic or weather conditions affecting future sales and margins, regulatory outcomes associated with storms, including, but not limited to Hurricane Sandy, Hurricane Irene and the October snowstorm of 2011, changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil, and availability and their impact on retail margins, the continued ability of our regulated utilities to recover their costs, operation and maintenance costs being higher than anticipated, and the success of our policies to control costs and to mitigate low energy, capacity and market prices, other legislative and regulatory changes, and revised environmental requirements, including possible GHG emission, water discharge, water intake and coal combustion residual regulations, the potential impacts of CSAPR, CAIR, and/or any laws, rules or regulations that ultimately replace CAIR, and the effects of the EPA's MATS rules including our estimated costs of compliance, the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including NSR litigation or potential regulatory initiatives or rulemakings (including that such expenditures could result in our decision to deactivate or idle certain generating units), the uncertainties associated with the deactivation of certain older regulated and competitive fossil units including the decision to deactivate the Hatfield's Ferry and Mitchell Power Stations, the impact on vendor commitments, and the timing thereof as they relate to, among other things, the RMR arrangements and the reliability of the transmission grid, adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to the revocation or non-renewal of necessary licenses, approvals or operating permits by the NRC or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant), adverse legal decisions and outcomes related to ME's and PN's ability to recover certain transmission costs through their TSC riders, the impact of future changes to the operational status or availability of our generating units, the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments, replacement power costs being higher than anticipated or inadequately hedged, the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates, changes in customers' demand for power, including but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates, the ability to accomplish or realize anticipated benefits from strategic and financial goals including, but not limited to, the ability to reduce costs and to successfully complete our announced financial plans designed to improve our credit metrics and strengthen our balance sheet, including but not limited to, proposed capital raising and debt reduction initiatives, the proposed West Virginia asset transfer and potential sale of non-core hydro assets, our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins, the ability to experience growth in the Regulated Distribution segment and to continue to successfully implement our direct retail sales strategy in the Competitive Energy Services segment, changing market conditions that could affect the measurement of liabilities and the value of assets held in our NDTs, pension trusts and other trust funds, and cause us and our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated, the impact of changes to material accounting policies, the ability to access the public securities and other capital and credit markets in accordance with our announced financial plan, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries, actions that may be taken by credit rating agencies that could negatively affect us and our subsidiaries' access to financing, increase the costs thereof, and increase requirements to post additional collateral to support outstanding commodity positions, LOCs and other financial guarantees, changes in national and regional economic conditions affecting us, our subsidiaries and our major industrial and commercial customers, and other counterparties including fuel suppliers, with which we do business, issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business, and the risks and other factors discussed from time to time in our SEC filings, and other similar factors. Dividends declared from time to time on FE's common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FE's Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaim any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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